SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097


Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement [ ]
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-12


Hill International Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


                     BulldogInvestors
                            UNLOCKING VALUE


      Two Leading Proxy Advisory Services Recommend that Hill International
             Shareholders Vote on Bulldog Investors'Proxy Card

 Both Services Recommend Shareholders Discard Proxy Card Issued by Company's Board of Directors

SADDLE BROOK, N.J. - August 1, 2016 - Bulldog Investors, LLC ("Bulldog"), an SEC-registered investment advisor and a major shareholder of Hill International ("Hill"; NYSE: HIL) today announced that Institutional Shareholder Services
(ISS), the nation's leading independent proxy advisory firm, has issued a report endorsing all three of Bulldog's nominees for election to Hill's Board of Directors.

In support of its recommendation, ISS stated, "[T]he turnaround [at Hill] has taken too long and is not yet sufficiently robust to give shareholders enough confidence in the board's sense of urgency about the company's situation." It added: "The fact that the board has had to rely on a newly created peer group to demonstrate improved share performance or on heavily adjusted EBITDA and SG&A figures to demonstrate improved operational performance suggests...that shareholders would benefit from greater transparency at the board level." ISS concluded: "The dissident nominees, as a group...would likely bring new viewpoints that could help formulate more effective approaches to some of the company's longstanding difficulties."

In addition, Glass Lewis, another independent proxy advisory firm, recommended that Hill's shareholders reject all three incumbent nominees and vote on Bulldog's GREEN proxy card. Phillip Goldstein, a principal of Bulldog, commented: "I laughed when I saw that David Richter, Hill's CEO, stated in a press release that he is "honored and grateful" for Glass Lewis' recommendation. I cannot believe that he read the same report I did."

About Bulldog Investors

Bulldog Investors is an SEC-registered investment adviser that manages the Bulldog Investors group of private funds, Special Opportunities Fund, Inc. (NYSE:SPE), a closed-end registered investment company, and the accounts of certain high net worth individuals and institutions. www.BulldogInvestors.com

Contacts

Investors:
InvestorCom
John Glenn Grau, (203) 972-9300 ext. 11
jgrau@investor-com.com
Media:
Gotham Communications, LLC
Bill Douglass, (646) 504-0890
bill@gothamcomm.com